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                                                                     EXHIBIT 5.1





                                                    May 28, 1999




Success Bancshares, Inc.
One Marriott Drive
Lincolnshire, Illinois  60069


                  Re:      Success Bancshares, Inc.
                           Form S-8 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel to Success Bancshares, Inc. , a Delaware corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 covering 200,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"), to be issued and delivered by the Company pursuant to the Company's 1998 Employee Stock Purchase Plan (the "ESPP") (the "ESPP Shares") and 200,000 shares of Common Stock issuable pursuant to stock options granted pursuant to the Company's 1999 Stock Option Plan (the "Option Plan") (the "Option Plan Shares").

         With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinions expressed herein. Based upon the foregoing, we are of the opinion that the ESPP Shares issuable under the ESPP, when so issued in accordance with the terms of the ESPP, will be duly authorized, validly issued, fully paid and nonassessable. It is also our opinion that the Option Plan Shares issuable under the Option Plan, when issued upon exercise of and in accordance with the terms of stock options outstanding or to be granted under the Option Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the above referenced Registration Statement.

                             Respectfully submitted,


                           /s/ Much Shelist Freed Denenberg Ament & Rubenstein
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                          Much Shelist Freed Denenberg Ament  & Rubenstein, P.C.
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